EXHIBIT 99(a)



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                        CHANCELLOR BROADCASTING COMPANY,

                      CHANCELLOR RADIO BROADCASTING COMPANY

                                       AND

                           EVERGREEN MEDIA CORPORATION





                          DATED AS OF FEBRUARY 19, 1997

                                TABLE OF CONTENTS


ARTICLE I - THE MERGER.....................................................  2

      1.1   THE MERGER.....................................................  2
            ----------
      1.2   CLOSING........................................................  2
            -------
      1.3   EFFECTIVE TIME.................................................  2
            --------------
      1.4   CERTIFICATE OF INCORPORATION...................................  2
            ----------------------------
      1.5   CERTIFICATE OF DESIGNATION.....................................  3
            --------------------------
      1.6   BYLAWS.........................................................  3
            ------
      1.7   DIRECTORS......................................................  3
            ---------
      1.8   OFFICERS.......................................................  4
            --------
      1.9   EFFECT ON EVERGREEN CAPITAL STOCK..............................  4
            ---------------------------------
            (a)  Outstanding Evergreen Common Stock........................  4
            (b)   Exchange of Certificates.................................  5
      1.10  EFFECT ON COMPANY CAPITAL STOCK................................  5
            -------------------------------
            (a)   Outstanding Shares.......................................  5
                  ------------------
            (b)   Treasury Shares..........................................  5
                  ---------------
            (c)   Outstanding Company Convertible Preferred
                  -----------------------------------------
                  Stock....................................................  5
                  -----
            (d)   Impact of Stock Splits, etc..............................  5
                  ----------------------------
      1.11  EFFECT ON RADIO BROADCASTING CAPITAL STOCK.....................  6
            ------------------------------------------
            (a)  Outstanding Common Stock of Radio
                  Broadcasting.............................................  6
            (b)   Outstanding 12 1/4% Series A Senior
                  Cumulative Exchangeable Preferred Stock..................  6
                  ---------------------------------------
            (c)   Outstanding 12% Exchangeable Preferred Stock.............  6
                  --------------------------------------------
      1.12  EXCHANGE OF CERTIFICATES.......................................  6
            ------------------------
            (a)  Paying Agent..............................................  6
            (b)   Exchange Procedures......................................  6
                  -------------------
            (c)   Letter of Transmittal....................................  8
                  ---------------------
            (d)   Distributions with Respect to Unexchanged
                  -----------------------------------------
                  Shares...................................................  8
                  ------
            (e)   No Further Ownership Rights in Shares,
                  --------------------------------------
                  Company Convertible Preferred Stock and Radio
                  ---------------------------------------------
                  Broadcasting Preferred Stock.............................  8
                  ----------------------------
            (f)   No Fractional Shares.....................................  9
                  --------------------
            (g)   Termination of Payment Fund..............................  9
                  ---------------------------
            (h)   No Liability............................................. 10
                  ------------
      1.13  DISSENTING SHARES.............................................. 10
            -----------------

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF EVERGREEN................... 11

      2.1   ORGANIZATION, STANDING AND CORPORATE POWER..................... 11
            ------------------------------------------
      2.2   CAPITAL STRUCTURE.............................................. 12
            -----------------
      2.3   AUTHORITY; NONCONTRAVENTION.................................... 13
            ---------------------------
      2.4   SEC DOCUMENTS.................................................. 15
            -------------
      2.5   ABSENCE OF CERTAIN CHANGES OR EVENTS........................... 16
            ------------------------------------
      2.6   NO EXTRAORDINARY PAYMENTS OR CHANGE IN BENEFITS................ 17
            -----------------------------------------------
      2.7   VOTING REQUIREMENTS............................................ 17
            -------------------
      2.8   STATE TAKEOVER STATUTES........................................ 17
            -----------------------
      2.9   EVERGREEN FCC LICENSES; OPERATIONS OF EVERGREEN
            -----------------------------------------------
            LICENSED FACILITIES............................................ 18
            -------------------
      2.10  BROKERS........................................................ 19
            -------
      2.11  OPINION OF FINANCIAL ADVISOR................................... 19
            ----------------------------
      2.12  FCC QUALIFICATION.............................................. 19
            -----------------
      2.13  COMPLIANCE WITH APPLICABLE LAWS................................ 19
            -------------------------------
      2.14  ABSENCE OF UNDISCLOSED LIABILITIES............................. 20
            ----------------------------------
      2.15  LITIGATION..................................................... 20
            ----------
      2.16  TRANSACTIONS WITH AFFILIATES................................... 20
            ----------------------------

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
                  THE COMPANY AND RADIO BROADCASTING....................... 21

      3.1   ORGANIZATION, STANDING AND CORPORATE POWER..................... 21
            ------------------------------------------
      3.2   COMPANY AND RADIO BROADCASTING CAPITAL STRUCTURE............... 21
            ------------------------------------------------
      3.3   AUTHORITY; NONCONTRAVENTION.................................... 23
            ---------------------------
      3.4   SEC DOCUMENTS.................................................. 25
            -------------
      3.5   ABSENCE OF CERTAIN CHANGES OR EVENTS........................... 26
            ------------------------------------
      3.6   NO EXTRAORDINARY PAYMENTS OR CHANGE IN BENEFITS................ 27
            -----------------------------------------------
      3.7   VOTING REQUIREMENTS............................................ 27
            -------------------
      3.8   STATE TAKEOVER STATUTES........................................ 27
            -----------------------
      3.9   COMPANY FCC LICENSES; OPERATIONS OF COMPANY
            -------------------------------------------
            LICENSED FACILITIES............................................ 27
            -------------------
      3.10  BROKERS........................................................ 28
            -------
      3.11  OPINION OF FINANCIAL ADVISOR................................... 29
            ----------------------------
      3.12  FCC QUALIFICATION.............................................. 29
            -----------------
      3.13  COMPLIANCE WITH APPLICABLE LAWS................................ 29
            -------------------------------
      3.14  ABSENCE OF UNDISCLOSED LIABILITIES............................. 30
            ----------------------------------
      3.15  LITIGATION..................................................... 30
            ----------
      3.16  TRANSACTIONS WITH AFFILIATES................................... 30
            ----------------------------


ARTICLE IV - ADDITIONAL AGREEMENTS......................................... 31

      4.1   PREPARATION OF FORM S-4 AND THE JOINT PROXY
            STATEMENT; INFORMATION SUPPLIED................................ 31
            -------------------------------
      4.2   MEETINGS OF COMPANY STOCKHOLDERS AND EVERGREEN
            STOCKHOLDERS................................................... 32
            ------------
      4.3   ACCESS TO INFORMATION; CONFIDENTIALITY......................... 33
            --------------------------------------
      4.4   PUBLIC ANNOUNCEMENTS........................................... 34
            --------------------
      4.5   ACQUISITION PROPOSALS.......................................... 34
            ---------------------
      4.6   CONSENTS, APPROVALS AND FILINGS................................ 35
            -------------------------------
      4.7   AFFILIATES LETTERS............................................. 36
            ------------------

      4.8   NASDAQ LISTING................................................. 36
            --------------
      4.9   STOCKHOLDER LITIGATION......................................... 36
            ----------------------
      4.10  INDEMNIFICATION................................................ 36
            ---------------
      4.11  LETTER OF THE COMPANY'S ACCOUNTANTS............................ 37
            -----------------------------------
      4.12  LETTER OF EVERGREEN'S ACCOUNTANTS.............................. 37
            ---------------------------------

ARTICLE V - COVENANTS RELATING TO CONDUCT OF
                  BUSINESS PRIOR TO MERGER................................. 38

      5.1   CONDUCT OF BUSINESS............................................ 38
            -------------------
      5.2   COMPANY STOCK OPTIONS.......................................... 41
            ---------------------
      5.3   OTHER ACTIONS.................................................. 42
            -------------

ARTICLE VI - CONDITIONS PRECEDENT.......................................... 42

      6.1   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT
            THE MERGER..................................................... 42
            ----------
            (a)   Stockholder Approval..................................... 42
                  --------------------
            (b)   FCC Order................................................ 42
                  ---------
            (c)   Governmental and Regulatory Consents..................... 43
                  ------------------------------------
            (d)   HSR Act.................................................. 43
                  -------
            (e)   No Injunctions or Restraints............................. 43
                  ----------------------------
            (f)   Nasdaq Listing........................................... 43
                  --------------
            (g)   Form S-4................................................. 43
                  --------
      6.2   CONDITIONS TO OBLIGATIONS OF EVERGREEN......................... 43
            --------------------------------------
            (a)   Representations and Warranties........................... 43
                  ------------------------------
            (b)   Performance of Obligations of the Company and
                  ---------------------------------------------
                  Radio Broadcasting....................................... 44
                  ------------------
            (c)   Tax Opinion.............................................. 44
                  -----------
      6.3   CONDITIONS TO OBLIGATION OF THE COMPANY AND RADIO
            BROADCASTING................................................... 44
            ------------
            (a)   Representations and Warranties........................... 44
                  ------------------------------
            (b)   Performance of Obligations of Evergreen.................. 45
                  ---------------------------------------
            (c)   Tax Opinion.............................................. 45
                  -----------

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER............................ 45

      7.1   TERMINATION.................................................... 45
            -----------
      7.2   EFFECT OF TERMINATION.......................................... 46
            ---------------------
      7.3   AMENDMENT...................................................... 46
            ---------
      7.4   EXTENSION; WAIVER.............................................. 47
            -----------------
      7.5   PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR
            WAIVER......................................................... 47
            ------

ARTICLE VIII - SURVIVAL OF PROVISIONS...................................... 47

      8.1   SURVIVAL....................................................... 47
            --------

ARTICLE IX - NOTICES....................................................... 47

      9.1   NOTICES........................................................ 47
            -------

ARTICLE X - MISCELLANEOUS.................................................. 49

      10.1  ENTIRE AGREEMENT............................................... 49
            ----------------
      10.2  EXPENSES....................................................... 49
            --------
      10.3  COUNTERPARTS................................................... 49
            ------------
      10.4  NO THIRD PARTY BENEFICIARY..................................... 50
            --------------------------
      10.5  GOVERNING LAW.................................................. 50
            -------------
      10.6  ASSIGNMENT; BINDING EFFECT..................................... 50
            --------------------------
      10.7  HEADINGS, GENDER, ETC.......................................... 50
            ----------------------
      10.8  INVALID PROVISIONS............................................. 50
            ------------------
      10.9  VIACOM TRANSACTION............................................. 51
            ------------------

Annex I           Form of Amended and Restated Certificate of
                  Incorporation
Annex II          Form of Bylaws
Exhibit A         Form of Affiliate Letter
Exhibit B         Form of Certificate of Chancellor Broadcasting
                  Company
Exhibit C         Form of Certificate of Chancellor Radio
                  Broadcasting Company
Exhibit D         Form of Certificate of 5% Stockholder of
                  Chancellor Broadcasting Company
Exhibit E         Form of Certificate of 5% Stockholder of
                      Chancellor Radio Broadcasting Company
Exhibit F         Form of Certificate of Evergreen Media Corporation
Exhibit G         Form of Tax Opinion of Latham & Watkins
Exhibit H         Form of Tax Opinion of Weil, Gotshal & Manges LLP

                          AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 19, 1997, by and among CHANCELLOR BROADCASTING COMPANY, a Delaware corporation (the "Company"), CHANCELLOR RADIO BROADCASTING COMPANY, a Delaware corporation and a subsidiary of the Company ("Radio Broadcasting"), and EVERGREEN MEDIA CORPORATION, a Delaware corporation ("Evergreen").

                                    RECITALS

      WHEREAS, the respective Boards of Directors of Evergreen, the Company and Radio Broadcasting have each approved the merger of the Company and Radio Broadcasting with and into Evergreen, upon the terms and subject to the conditions set forth herein;

      WHEREAS, as a condition of the willingness of each of Evergreen, Radio Broadcasting and the Company to enter into this Agreement and effect the transactions contemplated hereby, contemporaneously with the execution and delivery of this Agreement (i) certain beneficial and record holders (the "Principal Company Stockholders") of the Class A Common Stock, $0.01 par value ("Company Class A Common Stock") and Class B Common Stock, $0.01 par value ("Company Class B Common Stock" and collectively with the Company Class A Common Stock, the "Shares"), of the Company, and (ii) Scott K. Ginsburg, the beneficial and record holder (the "Principal Evergreen Stockholder") of substantially all the outstanding Class B Common Stock, $0.01 par value ("Evergreen Class B Common Stock"), of Evergreen shall enter into an agreement (the "Stockholders Agreement") providing for certain matters with respect to their respective Shares and Evergreen Class B Common Stock, including among other things, voting such Shares and Evergreen Class B Common Stock in favor of the adoption of this Agreement; and

      WHEREAS, Evergreen, Radio Broadcasting and the Company desire to make certain representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to such merger;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

      1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), the Company and Radio Broadcasting shall be merged with and into Evergreen (the "Merger"), in a transaction intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with the Delaware General Corporation Law (the "Delaware Code"), and the separate corporate existences of the Company and Radio Broadcasting shall cease and Evergreen shall continue as the surviving corporation under the laws of the State of Delaware (the "Surviving Corporation") with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the Delaware Code. The Merger shall have the effects set forth in the Delaware Code.

      1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Dallas, Texas time, on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VI shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, unless another date, time or place is agreed to in writing by the parties hereto.

      1.3 EFFECTIVE TIME. The parties hereto will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the date of the Closing (or on such other date as Evergreen, the Company and Radio Broadcasting may agree) a certificate of merger or other appropriate documents, executed in accordance with the relevant provisions of the Delaware Code, and make all other filings or recordings required under the Delaware Code in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time specified in the certificate of merger (the "Effective Time").

      1.4 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Evergreen shall be amended and restated in its entirety as set forth in Annex I hereto, and as so amended and restated shall be the Certificate of Incorporation of the

Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable law. From and after the Effective Time, the name of the Surviving Corporation shall be Chancellor Media Corporation.

      1.5 CERTIFICATES OF DESIGNATION. At the Effective Time, the Board of Directors of the Surviving Corporation shall authorize the designation of three series of preferred stock, $0.01 par value (collectively, the "Merger Preferred Stock"), of the Surviving Corporation so as to permit the Surviving Corporation to issue the shares of Merger Preferred Stock pursuant to Sections 1.10 and 1.11 hereof, and the Surviving Corporation shall file with the Delaware Secretary of State immediately following the Effective Time a certificate of designations (the "Certificates of Designation") with respect to each series of Merger Preferred Stock pursuant to the Delaware Code.

      1.6 BYLAWS. The Bylaws of the Surviving Corporation shall be in the form of Annex II hereto until thereafter amended in accordance with their terms and as provided by applicable law.

      1.7 DIRECTORS. The directors of the Surviving Corporation at the Effective Time shall be as set forth below:

      Class I Directors

      Eric C. Neuman
      Perry J. Lewis
      Matrice Ellis-Kirk

      Class II Directors

      Lawrence D. Stuart, Jr.
      Steven Dinetz
      Jeffrey A. Marcus
      James E. de Castro

      Class III Directors

      Thomas O. Hicks
      Scott K. Ginsburg
      John H. Massey
      Thomas J. Hodson

      Each Class I director, Class II director and Class III director identified as such above will hold office from the Effective Time until the 1998, 1999 and 2000 annual meetings of the Surviving Corporation, respectively, and in all cases, until his or her respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or Bylaws of the Surviving Corporation, or as otherwise provided by applicable law.

      1.8 OFFICERS. The initial senior executive officers of the Surviving Corporation at the Effective Time shall be as set forth below:

      Thomas O. Hicks                  Chairman of the Board

      Scott K. Ginsburg                President and Chief Executive
                                       Officer

      Steven Dinetz                    Co-Chief Operating Officer

      James E. de Castro               Co-Chief Operating Officer

      Matthew W. Devine                Chief Financial Officer

      Each such officer will hold office from the Effective Time until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or Bylaws of the Surviving Corporation, or as otherwise provided by applicable law. The names, titles and responsibilities of the other individuals who initially will hold officerships with the Surviving Corporation shall be determined by Evergreen and the Company prior to the Effective Time, and the election of these persons shall be considered by the Board of Directors of the Surviving Corporation immediately following the Effective Time.

      1.9 EFFECT ON EVERGREEN CAPITAL STOCK. (a) Outstanding Evergreen Common Stock. Each of the shares of Evergreen Class B Common Stock and Class A Common Stock, $0.01 par value, of Evergreen ("Evergreen Class A Common Stock" and collectively with the Evergreen Class B Common Stock, the "Evergreen Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Evergreen Common Stock held as treasury shares by Evergreen) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to receive one validly issued, fully paid and nonassessable share of the common stock, $0.01 par value ("Surviving Corporation Common Stock"), of the Surviving Corporation.

            (b) Exchange of Certificates. Evergreen shall instruct its transfer agent that from and after the Effective Time, upon the presentation for transfer of any shares of Evergreen Common Stock or at the request of any holder thereof, the transfer agent shall issue to the transferee or holder thereof certificates representing that number of shares of Surviving Corporation Common Stock into which such shares of Evergreen Common Stock were converted pursuant to this Agreement.

      1.10 EFFECT ON COMPANY CAPITAL STOCK. (a) Outstanding Shares. Each of the Shares of the Company issued and outstanding immediately prior to the Effective Time (other than Shares held as treasury shares by the Company) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to receive 0.9091 validly issued, fully paid and nonassessable shares of Surviving Corporation Common Stock (the "Exchange Ratio"). The shares of Surviving Corporation Common Stock to be issued to holders of Shares in accordance with this Section 1.10(a), any cash to be paid in accordance with Section 1.12(f) in lieu of fractional shares of Surviving Corporation Common Stock, and the shares of Merger Preferred Stock to be issued to holders of Company Convertible Preferred Stock (as hereinafter defined) and Radio Broadcasting Preferred Stock (as hereinafter defined) are referred to collectively as the "Merger Consideration."

               (b) Treasury Shares. Each Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company shall, by virtue of the Merger and without any action on the part of the Company, be cancelled and retired and cease to exist, without any conversion thereof.

               (c) Outstanding Company Convertible Preferred Stock. Each share (other than a Dissenting Share, as defined in Section 1.14 below) of 7% Convertible Preferred Stock, par value $0.01 per share ("Company Convertible Preferred Stock"), of the Company outstanding immediately prior to the Effective Time shall be converted into one share of preferred stock of the Surviving Corporation having substantially identical powers, preferences and relative rights as the Company Convertible Preferred Stock.

               (d) Impact of Stock Splits, etc. In the event of any change in Evergreen Common Stock and/or Shares between the date of this Agreement and the Effective Time of the Merger by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Surviving Corporation Common Stock to be issued and delivered in the Merger in exchange for each outstanding Share as provided in this Agreement shall be proportionately adjusted.

      1.11 EFFECT ON RADIO BROADCASTING CAPITAL STOCK. (a) Outstanding Common Stock of Radio Broadcasting. Each of the shares of common stock, $0.01 par value, of Radio Broadcasting issued and outstanding immediately prior to the Merger shall, by virtue of the Merger, be cancelled, and no consideration shall be delivered in exchange therefor.

               (b) Outstanding 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock. Each share (other than a Dissenting Share) of 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock, par value $0.01 per share ("Radio Broadcasting 12 1/4% Preferred Stock"), of Radio Broadcasting outstanding immediately prior to the Effective Time shall be converted into one share of preferred stock of the Surviving Corporation having substantially identical powers, preferences and relative rights as the Radio Broadcasting 12 1/4% Preferred Stock.

               (c) Outstanding 12% Exchangeable Preferred Stock. Each share (other than a Dissenting Share) of 12% Exchangeable Preferred Stock, par value $0.01 per share ("Radio Broadcasting 12% Preferred Stock" and, collectively with Radio Broadcasting 12 1/4% Preferred Stock, the "Radio Broadcasting Preferred Stock"), of Radio Broadcasting outstanding immediately prior to the Effective Time shall be converted into one share of preferred stock of the Surviving Corporation having substantially identical powers, preferences and relative rights as the Radio Broadcasting 12% Preferred Stock.

      1.12 EXCHANGE OF CERTIFICATES. (a) Paying Agent. As of the Effective Time, the Surviving Corporation shall deposit with its transfer agent and registrar (the "Paying Agent"), for the benefit of the holders of Shares, Company Convertible Preferred Stock and Radio Broadcasting Preferred Stock, other than holders of Dissenting Shares, certificates representing the shares of Surviving Corporation Common Stock and Merger Preferred Stock to be issued to such holders pursuant to Sections 1.10 and 1.11 (such certificates, together with any dividends or distributions with respect to such certificates and any cash paid in lieu of fractional shares pursuant to Section 1.12(f), being hereinafter referred to as the "Payment Fund").

               (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to a certificate representing that number of whole shares of Surviving Corporation Common Stock or Merger Preferred Stock which the aggregate number of Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Sections 1.10 and 1.11 of this Agreement (with respect to the Surviving Corporation Common Stock, including any cash to be received in lieu of fractional shares, as provided in Section 1.12(f) below). The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with its normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate(s) surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company, Radio Broadcasting or their respective transfer agents of certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock and if such certificates are presented to the Company or Radio Broadcasting for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 1.12(b), each certificate representing Shares, shares of Company Convertible Preferred Stock and shares of Radio Broadcasting Preferred Stock (other than certificates representing treasury Shares to be cancelled in accordance with Section 1.10(b)), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon, as contemplated by Sections 1.10 and 1.11.

               (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than five business days thereafter), the Surviving Corporation shall require the Paying Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented Shares, shares of Company Convertible Preferred Stock or shares of Radio

Broadcasting Preferred Stock which have been converted pursuant to Sections 1.10 and 1.11, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock to the Paying Agent, and which shall be in such form and have such provisions as the Surviving Corporation reasonably may specify) and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled therefor pursuant to Sections 1.10 and 1.11.

               (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Surviving Corporation Common Stock or Merger Preferred Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock which have been converted pursuant to Sections 1.10 or 1.11, until the surrender for exchange of such certificate in accordance with this Article I. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of whole shares of Surviving Corporation Common Stock or Merger Preferred Stock into which the Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock represented by such certificate immediately prior to the Effective Time were converted pursuant to Sections 1.10 or 1.11, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of Surviving Corporation Common Stock or Merger Preferred Stock.

               (e) No Further Ownership Rights in Shares, Company Convertible Preferred Stock and Radio Broadcasting Preferred Stock. The Merger Consideration (or, in respect of Dissenting Shares, the cash payment therefor) paid upon the surrender for exchange of certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock in accordance with the terms of this Article I shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company or Radio Broadcasting, as appropriate, on the Shares, shares of Company Convertible Preferred Stock, or shares of Radio Broadcasting Preferred Stock in accordance with the terms of this Agreement (or, with respect to the Company Convertible Preferred Stock and Radio Broadcasting Preferred Stock, in accordance with their respective terms) or prior to the date of this Agreement and which remain unpaid at the Effective Time.

               (f) No Fractional Shares. No certificates or scrip representing fractional shares of Surviving Corporation Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.10, and each holder of Shares who would otherwise have been entitled to receive a fraction of a share of Surviving Corporation Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Surviving Corporation Common Stock multiplied by the closing price per share of Evergreen Class A Common Stock on the Nasdaq National Market on the trading day immediately prior to the Effective Time.

               (g) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock for 120 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock who have not theretofore complied with this Article I shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claims for any Merger Consideration and any dividends or distributions with respect to Surviving Corporation Common Stock or Merger Preferred Stock.

               (h) No Liability. None of Evergreen, the Company, Radio Broadcasting, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.3)), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

      1.13 DISSENTING SHARES. Notwithstanding anything herein to the contrary in this Agreement, shares of Company Convertible Preferred Stock or Radio Broadcasting Preferred Stock, as applicable, outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto and who properly demands in writing appraisal of such shares of Company Convertible Preferred Stock or Radio Broadcasting Preferred Stock in accordance with Section 262 of the Delaware Code and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights, shall not be converted into or represent the right to receive the Merger Consideration therefor ("Dissenting Shares"). Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Convertible Preferred Stock or Radio Broadcasting Preferred Stock, as the case may be, held by them in accordance with the provisions of Section 262 of the Delaware Code, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such securities under Section 262 shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive, without any interest thereon, the applicable Merger Consideration, upon surrender, in the manner provided in this Article I, of the certificate or certificates that formerly represented such securities. The Company shall take all actions required to be taken by it in accordance with Section 262(d)(1) of the Delaware Code with respect to the holders of Company Convertible Preferred Stock as of the record date for the Stockholders Meeting (as defined in Section 4.2(a)) and shall otherwise comply with the provisions of Section 262 of the Delaware Code. The Surviving Corporation shall, within ten days after the Effective Time, take all actions required to be taken by it pursuant to Section 262(d)(2) of the Delaware Code with respect to all holders of record, as of the Effective Time, of the Radio Broadcasting Preferred Stock. The Company shall give Evergreen prompt written notice of any demands for appraisal received by the Company with respect to the Company Convertible Preferred Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware law and received by the Company, and Evergreen shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Evergreen, make any payments with respect to any demands for appraisal, or settle or offer to settle, any such demands.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF EVERGREEN

      Evergreen hereby represents and warrants to the Company and Radio Broadcasting as follows:

      2.1 ORGANIZATION, STANDING AND CORPORATE POWER. Evergreen and each of its Significant Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Evergreen and each of its Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of Evergreen and its subsidiaries, considered as a whole (an "Evergreen Material Adverse Effect"); provided, however, that for purposes of Sections 2.13, 2.14, 2.15 and 2.16, no fact, event or circumstance shall be deemed to constitute an Evergreen Material Adverse Effect unless, in addition to otherwise satisfying the elements of the definition given above, the relevant fact, event or circumstance not disclosed pursuant to such representations would be material facts or circumstances, the omission of which in a document filed with the SEC (as hereinafter defined) pursuant to the Exchange Act would be such as to cause the statements contained in such filings to be misleading within the meaning of Rule 10b-5 under the Exchange Act. Evergreen has delivered to the Company and Radio Broadcasting complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Subsidiary" of any person means any subsidiary of such person that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

      2.2 CAPITAL STRUCTURE. The authorized capital stock of Evergreen consists of (i) 75,000,000 shares of Evergreen Class A Common Stock, (ii) 4,500,000 shares of Evergreen Class B Common

Stock and (iii) 6,000,000 shares of preferred stock, $0.01 par value (the "Preferred Stock"). At the close of business on February 18, 1997: (i) 39,100,750 shares of Evergreen Class A Common Stock were issued and outstanding, 1,720,091 shares of Evergreen Class A Common Stock were reserved for issuance pursuant to outstanding options or warrants to purchase Evergreen Class A Common Stock which have been granted to directors, officers or employees of Evergreen or others ("Evergreen Stock Options"); (ii) 3,114,066 shares of Evergreen Class B Common Stock were issued and outstanding and no shares of Evergreen Class B Common Stock were reserved for issuance for any purpose; and (iii) no shares of Preferred Stock were issued and outstanding. Except as set forth above, at the close of business on February 18, 1997, no shares of capital stock or other equity securities of Evergreen were authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Evergreen are, and all shares which may be issued pursuant to Evergreen's stock option plans, as amended to the date hereof (the "Evergreen Stock Option Plans"), or any outstanding Evergreen Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Evergreen or any subsidiary of Evergreen having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Evergreen or any subsidiary of Evergreen may vote are issued or outstanding. All the outstanding shares of capital stock of each subsidiary of Evergreen have been validly issued and are fully paid and nonassessable and are owned by Evergreen, by one or more wholly-owned subsidiaries of Evergreen or by Evergreen and one or more such wholly-owned subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), except for Liens arising out of Evergreen Media Corporation of Los Angeles' ("EMCLA") senior credit facility and senior notes and those that, individually or in the aggregate, could not reasonably be expected to have an Evergreen Material Adverse Effect. Except as set forth above and except for certain provisions of the Certificate of Incorporation of Evergreen relating to transfers of Evergreen Class B Common Stock and to "alien ownership", neither Evergreen nor any subsidiary of Evergreen has any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligates Evergreen or any subsidiary of Evergreen to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Evergreen or any Significant Subsidiary of Evergreen or (ii) restricts the transfer of Evergreen Common Stock. No shares of capital stock of Evergreen are owned of record or beneficially by any subsidiary of

Evergreen. Since the close of business on February 18, 1997 to the date hereof, neither Evergreen nor any subsidiary of Evergreen has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for shares of such capital stock other than securities issued upon the exercise of Evergreen Stock Options outstanding on February 18, 1997 or other convertible securities outstanding on February 18, 1997.

      2.3 AUTHORITY; NONCONTRAVENTION. Evergreen has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders as set forth in Section 6.1(a) with respect to the consummation of the Merger (the "Evergreen Stockholder Approval"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Evergreen and the consummation by Evergreen of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Evergreen, subject, in the case of the Merger and issuance of Evergreen Common Stock in the Merger, to the Evergreen Stockholder Approval. This Agreement has been duly executed and delivered by Evergreen and, assuming this Agreement constitutes the valid and binding agreement of the Company and Radio Broadcasting, constitutes a valid and binding obligation of Evergreen, enforceable against Evergreen in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of Evergreen or the comparable documents of any subsidiary of Evergreen, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Evergreen or any of its subsidiaries is a party or by which Evergreen or any of its subsidiaries or any of their assets is bound or affected, (iii) result in an obligation by Evergreen, the Surviving Corporation or any of their respective subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any outstanding debt (other than

EMCLA's senior credit facility and senior notes) or equity security of Evergreen, the Surviving Corporation or any of their respective subsidiaries, or
(iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for (x) conflicts, breaches, defaults or other consequences (collectively, "breaches") referred to above with respect to EMCLA's senior credit facility and senior notes, (y) breaches resulting from the Surviving Corporation's ownership of radio stations in certain markets where such ownership may be in excess of the numerical limits imposed on local multiple radio station ownership under the Telecommunications Act of 1996, together with the rules and regulations thereunder (collectively, the "1996 Telecom Act") or where such ownership otherwise may be subject to challenge by any Governmental Entity under any antitrust or similar law, rule or regulation, or (z) breaches that, individually or in the aggregate, could not reasonably be expected to have an Evergreen Material Adverse Effect or to materially hinder Evergreen's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required by or with respect to Evergreen or any of its subsidiaries in connection with the execution and delivery of this Agreement by Evergreen or the consummation by Evergreen of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger and the termination or earlier expiration of the applicable waiting periods thereunder, (ii) such filings with and approvals required by the Federal Communications Commission or any successor entity (the "FCC") under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC promulgated thereunder (collectively, the "Communications Act") including those required in connection with the transfer of control of FCC Licenses (as defined in Section 3.9) for the operation of the Company Licensed Facilities (as defined in Section 3.9) and the transfer of control of the Evergreen FCC Licenses (as defined in Section 2.9),
(iii) the filing of (x) the registration statement on Form S-4 to be filed with the SEC by Evergreen in connection with the issuance of Surviving Corporation Common Stock and, if required to be registered under the Securities Act, the Merger Preferred Stock in the Merger (the "Form S-4") and the declaration of effectiveness of the Form S-4 by the SEC, (y) a proxy statement to be filed with the SEC by

Evergreen relating to the Evergreen Stockholder Approval (such proxy statement, together with the proxy statement relating to the approval of this Agreement and the Merger by the holders of Shares (the "Company Stockholder Approval"), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (z) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, and (iv) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company and Radio Broadcasting is qualified to do business.

      2.4 SEC DOCUMENTS. (i) Evergreen has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"); (ii) as of their respective dates, the SEC Documents complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the consolidated financial statements of Evergreen included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of Evergreen and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (on the basis stated therein and subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

      2.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") and except as disclosed in writing by Evergreen to the Company prior to the execution and delivery of the Agreement, or as it relates to the Viacom Transaction (as defined in Section 10.9) or as otherwise agreed to in writing after the date hereof by the Company and Evergreen, since the date of the most recent audited financial statements included in the Filed SEC Documents, Evergreen and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which could reasonably be expected to have an Evergreen Material Adverse Effect (including as a result of the consummation of the transactions contemplated by this Agreement), (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Evergreen's currently outstanding capital stock, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by Evergreen or any of its subsidiaries to any director, officer or other employee or independent contractor of Evergreen or any of its subsidiaries of any increase in compensation or acceleration of benefits, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by Evergreen or any of its subsidiaries to any director, officer or other employee or independent contractor of any increase in, or acceleration of benefits in respect of, severance or termination pay, or pay in connection with any change of control of Evergreen, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by Evergreen or any of its subsidiaries into any employment, severance, change of control, or termination or similar agreement with any director, executive officer or other employee or independent contractor, or (v) any change in accounting methods, principles or practices by Evergreen or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

      2.6 NO EXTRAORDINARY PAYMENTS OR CHANGE IN BENEFITS. Except as disclosed in writing by Evergreen to the Company prior to the execution and delivery of the Agreement, no current or former director, officer, employee or independent contractor of Evergreen or any of its subsidiaries is entitled to receive any payment under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect (collectively, the "Evergreen Benefit Plans"), nor will any benefit received or to be received by any current or former director, officer, employee or independent contractor of Evergreen or any of its subsidiaries under any Evergreen Benefit Plan be accelerated or modified, as a result of or in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

      2.7 VOTING REQUIREMENTS. The affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the outstanding Evergreen Common Stock, voting as a single class, entitled to vote thereon at the Evergreen Stockholders Meeting (as hereinafter defined) with respect to the approval of this Agreement, the Merger and the issuance of shares of Evergreen Common Stock in the Merger is the only vote of the holders of any class or series of Evergreen's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

      2.8 STATE TAKEOVER STATUTES. The Board of Directors of Evergreen has approved the terms of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated by this Agreement and by the Stockholders Agreement, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement and by the Stockholders Agreement the provisions of Section 203 of the Delaware Code. To Evergreen's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholders Agreement or any of the transactions contemplated by this Agreement or the Stockholders Agreement and no provision of the Certificate of Incorporation, Bylaws or other governing instrument of Evergreen or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of Evergreen or Evergreen to consummate the transactions contemplated by this Agreement or the Stockholders Agreement.

      2.9 EVERGREEN FCC LICENSES; OPERATIONS OF EVERGREEN LICENSED FACILITIES. Evergreen and its subsidiaries have operated the radio stations for which Evergreen and any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by Evergreen and its subsidiaries (the "Evergreen Licensed Facilities",) in material compliance with the terms of the licenses issued by the FCC to Evergreen and its subsidiaries (the "Evergreen FCC Licenses") (complete and correct copies of each of which have been made available to the Company and Radio Broadcasting), and in material compliance with the Communications Act, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have an Evergreen Material Adverse Effect. Evergreen and its subsidiaries have, since acquired by Evergreen, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to the Evergreen Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have an Evergreen Material Adverse Effect. Evergreen and each of its subsidiaries have, and are the authorized legal holders of, all the Evergreen FCC Licenses necessary or used in the operation of the businesses of the Evergreen Licensed Facilities as presently operated. All such Evergreen FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of Evergreen, each of its subsidiaries (or, to Evergreen's knowledge, their respective predecessors) or their respective officers, employees or agents, except where such impairments could not, individually or in the aggregate, reasonably be expected to have an Evergreen Material Adverse Effect. As of the date hereof, except as disclosed in writing by Evergreen to the Company prior to the execution and delivery of this Agreement, no application, action or proceeding is pending for the renewal or material modification of any of the Evergreen FCC Licenses and, to Evergreen's knowledge, there is not now before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint relating to any Evergreen Licensed Facility that, if adversely determined, could reasonably be expected to have an Evergreen Material Adverse Effect, and Evergreen is not aware of any basis that would cause the FCC not to renew any of the Evergreen FCC Licenses. There is not now pending and, to Evergreen's knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or modify in any material respect any of the Evergreen FCC Licenses that, if adversely determined, could reasonably be expected to have an Evergreen Material Adverse Effect (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio industry).

      2.10 BROKERS. Except with respect to Wasserstein, Perella & Co. ("Wasserstein"), all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by Evergreen directly with the Company and Radio Broadcasting, without the intervention of any person on behalf of Evergreen in such a manner as to give rise to any valid claim by any person against Evergreen, the Company, the Surviving Corporation or any subsidiary of any of them for a finder's fee, brokerage commission, or similar payment. Evergreen has provided the Company with a written summary of the terms of its agreement with Wasserstein, and Evergreen has no other agreements or understandings (written or oral) with respect to such services.

      2.11 OPINION OF FINANCIAL ADVISOR. Evergreen has received the opinion of Wasserstein, dated the date hereof, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Evergreen.

      2.12 FCC QUALIFICATION. Evergreen and its subsidiaries are fully qualified under the Communication Act to be the transferees of control of the Company FCC Licenses (as hereinafter defined); provided, however, that the parties recognize that the consummation of the Merger could cause the Surviving Corporation to exceed in certain cases the numerical limits on local multiple radio station ownership imposed by Section 202(b) of the 1996 Telecom Act and that a waiver of these limits may be required prior to the grant of such transfer of control of the Evergreen FCC Licenses and Company FCC Licenses. Each individual or entity that is an officer, director or attributable stockholder of Evergreen that is proposed to be an officer, director or attributable stockholder of the Surviving Corporation is fully qualified under the Communications Act to be an officer, director or attributable stockholder of the Surviving Corporation.

      2.13 COMPLIANCE WITH APPLICABLE LAWS. Each of Evergreen and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted other than such Permits the absence of which would not, individually or in the aggregate, have an Evergreen Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, would not have an Evergreen Material Adverse Effect. Except as disclosed in the Filed Evergreen SEC Documents, Evergreen and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules orders and regulations of any Governmental Entity, except for such noncompliance which individually or in the aggregate would not have a Evergreen Material Adverse Effect.

      2.14 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Filed Evergreen SEC Documents, and except for (A) liabilities contemplated by this Agreement or disclosed in writing by Evergreen to the Company prior to the execution and delivery of this Agreement, and (B) EMCLA's obligations with respect to the Viacom Transaction, Evergreen and its subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of Evergreen and its consolidated subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have an Evergreen Material Adverse Effect.

      2.15 LITIGATION. Except as disclosed in the Filed Evergreen SEC Documents, there is no litigation, administrative action, arbitration or other proceeding pending against Evergreen or any of its subsidiaries or, to the knowledge of Evergreen, threatened that, individually or in the aggregate, could reasonably be expected to (i) have an Evergreen Material Adverse Effect or (ii) prevent, or significantly delay the consummation of the transactions contemplated by this Agreement. Except as set forth in the Filed Evergreen SEC Documents, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against Evergreen or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (i) and (ii) of this Section 2.14.

      2.16 TRANSACTIONS WITH AFFILIATES. Other than the transactions contemplated by this Agreement, the Viacom Transaction and except to the extent disclosed in the Filed Evergreen SEC Documents or disclosed in writing to the Company by Evergreen prior to the execution and delivery of this Agreement, there have been no transactions, agreements, arrangements or understandings between Evergreen or its subsidiaries, on the one hand, and Evergreen's affiliates (other than subsidiaries of Evergreen) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                             AND RADIO BROADCASTING

      The Company and Radio Broadcasting hereby, jointly and severally, represent and warrant to Evergreen as follows:

      3.1 ORGANIZATION, STANDING AND CORPORATE POWER. The Company and each of its Significant Subsidiaries (including Radio Broadcasting) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, considered as a whole (a "Company Material Adverse Effect"); provided, however, that for purposes of Sections 3.13, 3.14, 3.15 and 3.16, no fact, event or circumstance shall be deemed to constitute a Company Material Adverse Effect unless in addition to otherwise specifying the elements of the definition given above, the relevant event, fact or circumstance not disclosed pursuant to such representations would be a material fact, event or circumstance, the omission of which in a document filed with the SEC pursuant to the Exchange Act would be such as to cause the statements contained in such filing to be misleading within the meaning of Rule 10b-5 under the Exchange Act. Each of the Company and Radio Broadcasting have delivered to Evergreen complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date of this Agreement.

      3.2 COMPANY AND RADIO BROADCASTING CAPITAL STRUCTURE. The authorized capital stock of the Company consists of (i) 40,000,000 shares of Company Class A Common Stock, (ii) 10,000,000 shares of Company Class B Common Stock, (iii) 10,000,000 shares of Class C Common Stock, $0.01 par value ("Company Class C Common Stock"), of the Company, and (iv) 10,000,000 shares of preferred stock, $0.01 par value, of which 2,300,000 have been designated as Company Convertible Preferred Stock. The authorized capital stock of Radio Broadcasting consists of 1,000 shares of common stock, $0.01 par value ("Radio Broadcasting Common Stock"), and 10,000,000 shares of preferred stock, $0.01 par value, of which 1,000,000 have been designated as Radio Broadcasting 12 1/4% Preferred Stock and 3,600,000 have been designated as Radio Broadcasting 12% Preferred Stock. At the close of business on February 18, 1997: (i) 10,437,212 shares of Company Class A Common Stock were issued and outstanding, 1,926,152 shares of Company Class A Common Stock were reserved for issuance pursuant to outstanding options or warrants to purchase shares of Company Class A Common Stock which have been granted to directors, officers or employees of the Company or others ("Company Stock Options"), 3,343,465 shares of Company Class A Common Stock were reserved for issuance upon conversion of the Company Convertible Preferred Stock, and 8,547,910 shares of Company Class A Common Stock were reserved for issuance upon the conversion of the Company Class B Common Stock; (ii) 8,547,910 shares of Company Class B Common Stock were issued and outstanding and no shares of Company Class B Common Stock were reserved for issuance for any purpose; (iii) no shares of Company Class C Common Stock were issued and outstanding and none may be issued in the future; and (iv) 2,200,000 shares of Company

Convertible Preferred Stock were issued and outstanding, no shares of Company Convertible Preferred Stock were held in the treasury of the Company and no shares of Company Convertible Preferred Stock were reserved for issuance for any purpose. At the close of business on February 18, 1997: (i) 1,000 shares of Radio Broadcasting Common Stock were issued and outstanding and no shares of Radio Broadcasting Common Stock were reserved for issuance for any purpose; (ii) 1,000,000 shares of Radio Broadcasting 12 1/4% Preferred Stock were issued and outstanding, no shares of Radio Broadcasting 12 1/4% Preferred Stock were held in treasury by Radio Broadcasting and no shares of Radio Broadcasting 12 1/4% Preferred Stock were reserved for issuance for any purpose; and (iii) 2,000,000 shares of Radio Broadcasting 12% Preferred Stock were issued and outstanding, no shares of Radio Broadcasting 12% Preferred Stock were held in treasury by Radio Broadcasting and 1,600,000 shares of Radio Broadcasting 12% Preferred Stock were reserved for issuance in lieu cash dividends. Except as set forth above, at the close of business on February 18, 1997, no shares of capital stock or other equity securities of the Company and Radio Broadcasting were authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company and Radio Broadcasting, and all shares which may be issued pursuant to the Company's stock option plans, as amended to the date hereof (the "Company Stock Option Plans") or any outstanding Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of the Company or any subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company or any subsidiary of the Company may vote are issued or outstanding. All the outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and nonassessable and, except for the Radio Broadcasting Preferred Stock, are owned by the Company or its subsidiaries, free and clear of all Liens, except for Liens arising out of the Radio Broadcasting's senior credit facility and those that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth above and except (i) for certain provisions of the Certificate of Incorporation and Bylaws of the Company relating to transfers of the Company Class B Common Stock and "alien ownership", and (ii) as provided in the Exchange and Registration Rights Agreement entered into by Radio Broadcasting in connection with the sale of the Radio Broadcasting 12% Preferred Stock, neither the Company nor any subsidiary of the Company has any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligates the Company or any subsidiary of the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of the Company or any Significant Subsidiary of the Company or (ii) restricts the transfer of Shares. No shares of capital stock of the Company are owned of record or beneficially by any subsidiary of the Company. Since the close of business on February 18, 1997 to the date hereof, neither the Company nor any subsidiary of the Company has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for capital stock other than securities issued upon the exercise of Company Stock Options outstanding on February 18, 1997 or other convertible securities outstanding on February 18, 1997.

      3.3 AUTHORITY; NONCONTRAVENTION. Each of the Company and Radio Broadcasting has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of the Company and Radio Broadcasting and the consummation by each of them of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and Radio Broadcasting, subject, in the case of the consummation of the Merger, to the Company Stockholder Approval. The Company has executed a written consent as stockholder of Radio Broadcasting approving the Merger and this Agreement, and such written consent is the only vote of any stockholders of Radio Broadcasting required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and Radio Broadcasting and, assuming this Agreement constitutes the valid and binding agreement of Evergreen, constitutes a valid and binding obligation of each of the Company and Radio Broadcasting, enforceable against each of them in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of the Company or the comparable documents of any subsidiary of the Company, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets is bound or affected, (iii) except as may be the case with respect to Dissenting Shares, result in an obligation by the Company, the Surviving Corporation or any of their respective subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any outstanding debt (other than Radio Broadcasting's senior credit facility) or equity security of the Company, the Surviving Corporation or any of their respective subsidiaries, or (iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for (x) breaches with respect to the Radio Broadcasting's senior credit facility, (y) breaches resulting from the Surviving Corporation's ownership of radio stations in certain markets where such ownership may be in excess of the numerical limits imposed on local multiple radio station ownership under the 1996 Telecom Act or where such ownership otherwise may be subject to challenge by any Governmental Entity under any antitrust or similar law, rule or regulation, or (z) breaches that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect or to materially hinder the Company's and Radio Broadcasting's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to the Company or Radio Broadcasting in connection with the execution and delivery of this Agreement by the Company and Radio Broadcasting or the consummation by the Company and Radio Broadcasting of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) such filings with and approvals required by the FCC under the Communications Act including those required in connection with the transfer of the Company FCC Licenses (as defined in Section 3.9) for the operation of the Company Licensed Facilities (as defined in Section 3.9), (iii) the Joint Proxy Statement relating to the Company Stockholder Approval and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, and (iv) the filing of the certificate of merger with the

Delaware Secretary of State, and appropriate documents with the relevant authorities of the other states in which the Company and Radio Broadcasting are qualified to do business.

      3.4 SEC DOCUMENTS. The Company and its subsidiaries have filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated or combined financial position of the Company and its subsidiaries as of the dates thereof and the consolidated or combined results of their operations and cash flows for the periods then ended (on the basis stated therein and subject, in the case of unaudited statements, to normal year-end audit adjustments).

      3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") and except as set forth on
Schedule 3.5 hereto or as it relates to the Viacom Transaction or as otherwise disclosed in writing by the Company to Evergreen prior to the execution and delivery of this Agreement, since the date of the most recent audited financial statements included in the Filed Company SEC Documents, the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which could reasonably be expected to have a Company Material Adverse Effect (including as a result of the consummation of the transactions contemplated by this Agreement), (ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than the payment of regular cash dividends on the Company Convertible

Preferred Stock in accordance with usual record and payment dates), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv)
(x) any granting by the Company or any of its subsidiaries to any director, officer or other employee or independent contractor of the Company or any of its subsidiaries of any increase in compensation or acceleration of benefits, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (y) any granting by the Company or any of its subsidiaries to any director, officer or other employee or independent contractor of any increase in, or acceleration of benefits in respect of, severance or termination pay, or pay in connection with any change of control of the Company, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance, change of control, or termination or similar agreement with any such director, officer or other employee or independent contractor, or (v) any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

      3.6 NO EXTRAORDINARY PAYMENTS OR CHANGE IN BENEFITS. No current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries is entitled to receive any payment under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, fringe benefits or other employee benefits currently in effect (collectively, the "Company Benefit Plans"), nor will any benefit received or to be received by any current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries under any Company Benefit Plan be accelerated or modified, as a result of or in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

      3.7 VOTING REQUIREMENTS. The affirmative vote of the Principal Company Stockholders with respect to the approval of this Agreement and the Merger are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

      3.8 STATE TAKEOVER STATUTES. The Board of Directors of the Company has approved the terms of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated by this Agreement and by the Stockholders Agreement, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement and by the Stockholders Agreement the provisions of Section 203 of the Delaware Code. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholders Agreement or any of the transactions contemplated by this Agreement or the Stockholders Agreement and no provision of the Certificate of Incorporation, Bylaws or other governing instrument of the Company or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of the Company or Evergreen to consummate the transactions contemplated by this Agreement or the Stockholders Agreement.

      3.9 COMPANY FCC LICENSES; OPERATIONS OF COMPANY LICENSED FACILITIES. The Company and its subsidiaries have operated the radio stations for which the Company and any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by the Company and its subsidiaries (the "Company Licensed Facilities") in material compliance with the terms of the licenses issued by the FCC to the Company and its subsidiaries (the "Company FCC Licenses") (complete and correct copies of each of which have been made available to Evergreen), and in material compliance with the Communications Act, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries have, since acquired by the Company, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to the Company Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each of its subsidiaries have, and are the authorized legal holders of, all the Company FCC Licenses necessary or used in the operation of the businesses of the Company Licensed Facilities as presently operated. All such Company FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of the Company, each of its subsidiaries (or to the Company's and Radio Broadcasting's knowledge, their respective predecessors) or their respective officers, employees or agents, except where such impairments could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, except as disclosed in writing by the Company to Evergreen prior to the execution and delivery of this Agreement, no application, action or proceeding is pending for the renewal or material modification of any of the Company FCC Licenses and, to the best of the Company's knowledge, there is not now before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against the Company or any of its subsidiaries relating to the Company Licensed Facilities that, if adversely determined, would have a Company Material Adverse Effect, and the Company is not aware of any basis that would cause the FCC not to renew any of the Company FCC Licenses. There is not now pending and, to the Company's knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel rescind or modify in any material respect any of the Company FCC Licenses that, if adversely determined, would have a Company Material Adverse Effect (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio industry).

      3.10 BROKERS. Except with respect to HM2/Management Partners, L.P. ("Hicks Muse") Star Media, Inc. ("Star Media"), Greenhill & Co., LLC ("Greenhill") and Goldman Sachs & Co. ("Goldman Sachs"), all negotiations relating to this Agreement, the transactions contemplated hereby and by the Viacom Transaction have been carried out by the Company directly with Evergreen, without the intervention of any person on behalf of the Company in such a manner as to give rise to any valid claim by any person against the Company, Evergreen, the Surviving Corporation or any subsidiary of any of them for a finder's fee, brokerage commission, or similar payment. The Company has provided Evergreen with a written summary of the terms of its agreements with Hicks Muse, Star Media, Greenhill and Goldman Sachs,, and the Company has no other agreements or understandings (written or oral) with respect to such services.

      3.11 OPINION OF FINANCIAL ADVISOR. The Company has received the opinions of Greenhill and Goldman Sachs, dated the date hereof, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the Company's stockholders.

      3.12 FCC QUALIFICATION. The Company and its subsidiaries are fully qualified under the Communications Act to be the transferors of control of the Company FCC Licenses; provided, however, that the parties recognize that the consummation of the Merger could cause the Surviving Corporation and Thomas O. Hicks to exceed in certain cases the numerical limits on local multiple radio station ownership imposed by Section 202(b) of the 1996 Telecom Act and that a waiver of these limits may be required prior to the grant of such transfer of control of the Evergreen FCC Licenses and Company FCC Licenses. Each individual or entity that is an officer, director or attributable stockholder of the Company that is proposed to be an officer, director or attributable stockholder of the Surviving Corporation is fully qualified under the Communications Act to be an officer, director or attributable stockholder of the Surviving Corporation other than with respect to the numerical limits on multiple ownership described in the preceding sentence.

      3.13 COMPLIANCE WITH APPLICABLE LAWS. Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted other than such Permits the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, would not have a Company Material Adverse Effect. Except as disclosed in the Filed Company SEC Documents, the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules orders and regulations of any Governmental Entity, except for such noncompliance which individually or in the aggregate would not have a Company Material Adverse Effect.

      3.14 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Filed Company SEC Documents, and except for (A) liabilities contemplated by this Agreement or disclosed in writing by the Company to Evergreen prior to the execution and delivery of this Agreement, and (B) the Company's and Radio Broadcasting's obligations with respect to the Viacom Transaction, the Company and its subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have a Company Material Adverse Effect.

      3.15 LITIGATION. Except as disclosed in the Filed Company SEC Documents, there is no litigation, administrative action, arbitration or other proceeding pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened that, individually or in the aggregate, could reasonably be expected to (i) have a Company Material Adverse Effect or (ii) prevent, or significantly delay the consummation of the transactions contemplated by this Agreement. Except as set forth in the Filed Company SEC Documents, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (i) and (ii) of this Section 3.15.

      3.16 TRANSACTIONS WITH AFFILIATES. Other than the transactions contemplated by this Agreement, the Viacom Transaction and except to the extent disclosed in the Filed Company SEC Documents or disclosed in writing by Chancellor to Evergreen prior to the execution and delivery of this Agreement, there have been no transactions, agreements, arrangements or understandings between the Company or its subsidiaries, on the one hand, and the Company's affiliates (other than subsidiaries of the Company) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

      4.1 PREPARATION OF FORM S-4 AND THE JOINT PROXY STATEMENT; INFORMATION SUPPLIED. (a) As soon as practicable following the date of this Agreement, the Company and Evergreen shall prepare and file with the SEC the Joint Proxy Statement and Evergreen shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Evergreen shall use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Evergreen will use its best efforts to cause the Joint Proxy Statement to be mailed to Evergreen's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Evergreen shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or take any action that would subject it to the service of process in suits, other than as to matters and transactions relating to the Form S-4, in any jurisdiction where it is not so subject) required to be taken under any applicable state securities laws in connection with the issuance of Evergreen Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Shares as may be reasonably requested in connection with any such action.

               (b) The Company agrees that none of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form S-4 will not, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement will not, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 4.2), contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading. The Company agrees that the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except with respect to statements made or incorporated by reference therein based on information supplied by Evergreen specifically for inclusion or incorporated by reference in the Joint Proxy Statement.

               (c) Evergreen agrees that none of the information supplied or to be supplied by Evergreen specifically for inclusion or incorporation by reference in (i) the Form S-4 will not, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement will not, at the date the Joint Proxy Statement is first mailed to Evergreen's stockholders, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading. Evergreen agrees that the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except with respect to statements made or incorporated by reference in either the Form S-4 or the Joint Proxy Statement based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

      4.2 MEETINGS OF COMPANY STOCKHOLDERS AND EVERGREEN STOCKHOLDERS. (a) The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Stockholders Meeting") to submit this Agreement, together with the affirmative recommendation of the Company's Board of Directors, to the Company's stockholders so that they may consider and vote upon the approval of this Agreement. The Company will use its best efforts to hold the Stockholders Meeting as soon as practicable after the date hereof and to obtain the favorable votes of its stockholders. Pursuant to the Stockholders Agreement, the Principal Company Stockholders have agreed to vote all Shares owned by them or for which they have the right to vote in favor of the approval of this Agreement and the Merger, which vote the Company represents and warrants shall be sufficient to obtain the Company Stockholder Approval.

      (b) Evergreen will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Evergreen Stockholders Meeting") to submit this Agreement, together with the affirmative recommendation of Evergreen's Board of Directors, to Evergreen's stockholders so that they may consider and vote upon the approval of this Agreement. Evergreen will use its best efforts to hold the Evergreen Stockholders Meeting as soon as practicable after the date hereof and to obtain the favorable votes of its stockholders. Pursuant to the Stockholders Agreement, the Principal Evergreen Stockholder has agreed to vote all shares of Evergreen Common Stock owned by him or for which he has the right to vote in favor of the approval of this Agreement and the Merger.

      (c) Each of Evergreen and the Company agrees to cooperate and use its respective best efforts to hold the Evergreen

Stockholders Meeting and the Stockholders Meeting on the same day.

      4.3 ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice, each of the Company and Evergreen shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Evergreen shall, and shall cause each of its respective subsidiaries to, furnish as promptly as practicable to the other party such information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each of the Company and Evergreen will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Evergreen or the Company, respectively, in confidence to the extent required by and in accordance with the provisions of the letters dated January 27, 1997, each between Evergreen and the Company (collectively, the "Confidentiality Agreements"), and each of the Company and Evergreen agrees that prior to the Effective Time neither party will use any of such nonpublic information to directly or indirectly divert or attempt to divert any business, customer or employee of the other.

      4.4 PUBLIC ANNOUNCEMENTS. Evergreen, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to rules of The Nasdaq Stock Market.

      4.5 ACQUISITION PROPOSALS. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Company will notify Evergreen immediately of any inquiries or proposals with respect to any Acquisition Proposal that is received by, or any such negotiations or discussions that are sought to be initiated with, the Company. For purposes of this Agreement, "Acquisition Proposal" means any proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or Evergreen or any Significant Subsidiary of the Company or Evergreen, or any purchase of all or any significant portion of the assets of the Company or Evergreen or any Significant Subsidiary of the Company or Evergreen, or any equity interest in the Company or Evergreen or any Significant Subsidiary of the Company or Evergreen, other than the transactions contemplated hereby; provided, however, that an Acquisition Proposal shall not include a currently planned acquisition or disposition of broadcast properties disclosed in writing prior to execution and delivery of this Agreement by either the Company or Evergreen to the other.

               (b) Evergreen shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Evergreen or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably be expected to lead to, any Acquisition Proposal. Evergreen will notify the Company immediately of any inquiries or proposals with respect to any Acquisition Proposal that is received by, or any negotiations or discussions that are sought to be initiated with, Evergreen.

               (c) Nothing contained in this Section 4.5 shall prohibit the respective Board of Directors of the Company or Evergreen from taking and disclosing to its stockholders a position in accordance with Rules 14d-9 and 14e-2 under the Exchange Act with respect to a tender offer or any exchange offer commenced by a third party.

      4.6 CONSENTS, APPROVALS AND FILINGS. The Company and Evergreen will make and cause their respective subsidiaries and, to the extent necessary, their other affiliates to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, and the Communications Act (including filing an application with the FCC for the transfer of control of the

Company FCC Licenses and the Evergreen FCC Licenses, which the parties shall file as soon as practicable (and in any event not more than 30 days) after the date of this Agreement), in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, the Company and Evergreen will each use its best efforts, and will cooperate fully and in good faith with each other, (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement and the Viacom Transaction, and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and the Viacom Transaction, including without limitation, the consent of the FCC to the transfer of control of the Company FCC Licenses and the Evergreen FCC Licenses, and the transfer of any FCC licenses in connection with the Viacom Transaction. Each of the Company and Evergreen shall use its best efforts to promptly provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement and shall make such revisions thereto as reasonably requested by such other party. Each party shall provide to the other party the opportunity to participate in all meetings and material conversations with Governmental Entities.

      4.7 AFFILIATES LETTERS. Prior to the Closing Date, the Company shall deliver to Evergreen a letter identifying all persons who may be, at the time the Merger is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to Evergreen on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

      4.8 NASDAQ LISTING. Evergreen shall use its best efforts to cause the shares of Surviving Corporation Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

      4.9 STOCKHOLDER LITIGATION. Each of the Company and Evergreen shall give the other party the opportunity to participate in the defense or settlement of any stockholder litigation against it and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to by the Company or Evergreen without the other party's consent, which consent shall not be unreasonably withheld.

      4.10 INDEMNIFICATION. The Certificate of Incorporation and Bylaws of the Surviving Corporation and each of its subsidiaries shall contain, respectively, the provisions with respect to indemnification set forth in the Amended and Restated Certificate of Incorporation of the Surviving Corporation attached hereto as Annex I and the Bylaws of the Surviving Corporation attached hereto as Annex II, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company or Evergreen or any of their respective subsidiaries (the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. Evergreen will cause to be maintained for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policies to the extent that they provide coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and executive officers of the Company or Evergreen on the date of this Agreement, so long as the annual premium therefor would not be in excess of 250% of the last annual premium paid prior to the date of this Agreement; provided, however, that the Surviving Corporation may, in lieu of maintaining such existing D&O Insurance as provided above, cause coverage to be provided under any policy maintained for the benefit of Evergreen or any of its subsidiaries so long as the terms thereof are not less advantageous to the beneficiaries thereof than the existing D&O Insurance. The provisions of this Section 4.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of Evergreen, the Company and the Surviving Corporation.

      4.11 LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use its reasonable best efforts to cause to be delivered to Evergreen a letter of Coopers & Lybrand LLP, the Company's independent public accountants, and any other independent public accountants whose report would be required to be included in the Form S-4 pursuant to the rules and regulations under the Securities Act, each dated a date within two business days before the date on which the Form S-4 shall become effective and an additional letter from each of them dated a date within two business days before the Closing Date, each addressed to Evergreen, in form and substance reasonably satisfactory to Evergreen and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

      4.12 LETTER OF EVERGREEN'S ACCOUNTANTS. Evergreen shall use its reasonable best efforts to cause to be delivered to the Company a letter of KPMG Peat Marwick LLP, Evergreen's independent public accountants, and any other independent public accountants whose report would be required to be included in the Form S-4 pursuant to the rules and regulations under the Securities Act, each dated a date within two business days before the date on which the Form S-4 shall become effective and an additional letter from each of them dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                                    ARTICLE V

           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

      5.1 CONDUCT OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company and Evergreen shall, and shall cause their respective subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time and except as set forth in the Filed Company SEC Documents or the Filed Evergreen SEC Documents (including any pending station acquisitions, dispositions and/or swaps and the financing thereof described therein), as applicable, or in connection with the Viacom Transaction or as otherwise disclosed in writing by one party hereto to the other parties hereto prior to the execution and delivery of this Agreement, the Company and Evergreen shall not, and shall not permit any of their respective subsidiaries to, without the prior consent of the other party hereto:

                         (i)     (w) declare, set aside or pay any dividends
on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's or Evergreen's or any of their respective subsidiaries' outstanding capital stock (other than, with respect to the Company and its subsidiaries, the payment of regular cash dividends by the Company on the Company Convertible Preferred Stock and the payment by Radio Broadcasting of dividends on the Radio Broadcasting 12% Preferred Stock in additional shares of such preferred stock, in each case in accordance with usual record and payment dates), (x) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (y) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares (other than, with respect to the Company and its subsidiaries, in connection with Radio Broadcasting's offer to exchange its 12% Series A Exchangeable Preferred Stock for the Radio Broadcasting 12% Preferred Stock (the "Exchange Offer")), or (z) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other equity securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity securities or convertible securities other than (1) upon the exercise of Company Stock Options and Evergreen Stock Options outstanding on the date of this Agreement, (2) pursuant to employment agreements or other contractual arrangements in effect on the date of this Agreement, or (3) with respect to the Company and its subsidiaries, in connection with the Exchange Offer or upon the conversion of the Company Convertible Preferred Stock;

                        (ii)     amend its Certificate of Incorporation,
Bylaws or other comparable charter or organizational documents (other than, in the case of Radio Broadcasting, as necessary to consummate the Exchange Offer);

                       (iii) acquire any business (including the assets thereof) or any corporation, partnership, joint venture, association or other business organization or division thereof;

                        (iv)     sell, mortgage or otherwise encumber or
subject to any Lien or otherwise dispose of any of its properties or assets that are material to the Company or Evergreen and their respective subsidiaries taken as a whole;

                         (v)     (x) other than working capital borrowings
in the ordinary course of business and consistent with past practices incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to the Company or Evergreen or any of their respective direct or indirect wholly-owned subsidiaries or (y) make any material loans or advances to any other person, other than to the Company or Evergreen, or to any of their respective direct or indirect wholly-owned subsidiaries and other than routine advances to employees;

                        (vi)     make any tax election or settle or
compromise any income tax liability that could reasonably be expected to be material to the Company or Evergreen and their respective subsidiaries taken as a whole;

                       (vii)     pay, discharge, settle or satisfy any
material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company or Evergreen included in the Filed Company SEC Documents or the Filed Evergreen SEC Documents, respectively, or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

                      (viii) make any material commitments or agreements for capital expenditures or capital additions or betterments except as materially consistent with the budget for capital expenditures as of the date of this Agreement and consistent with past practices;

                        (ix)     except as may be required by law,

                           (1)   other than in the ordinary course of
      business and consistent with past practices, make any representation or promise, oral or written, to any employee or former director, officer or employee of the Company or Evergreen or any of their respective subsidiaries which is inconsistent with the terms of any Company Benefit Plan or Evergreen Benefit Plan, respectively;

                           (2)   other than in the ordinary course of
      business and consistent with past practices, make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any director, employee or any agent or consultant of the Company or Evergreen or any of their respective subsidiaries other than routine changes or amendments that are required under existing contracts;

                           (3)   adopt, enter into, amend, alter or
      terminate, partially or completely, any Company Benefit Plan or Evergreen Benefit Plan or any election made pursuant to the provisions of any Company Benefit Plan or Evergreen Benefit Plan, to accelerate any payments, obligations or vesting schedules under any Company Benefit Plan or Evergreen Benefit Plan; or

                           (4)   other than in the ordinary course of
      business consistent with past practices, approve any general or company-wide pay increases for employees;

                         (x)     except in the ordinary course of business,
modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which the Company or Evergreen or any of their respective subsidiaries is a party or waive, release or assign any material rights or claims thereunder; or

                        (xi) authorize any of, or commit or agree to take any of, the foregoing actions.

      Notwithstanding the foregoing, nothing herein shall prevent Evergreen or the Company from selling or acquiring (or agreeing to sell or acquire) all or substantially all of the assets (by purchase, stock purchase, merger or otherwise) of one or more radio broadcast stations and entering into financing transactions in connection therewith, provided that the value of the consideration (as determined in good faith by the Board of Directors of the Company or Evergreen, as the case may be) to be paid or received (as appropriate) in such transactions does not exceed $100,000,000 in the aggregate for all such radio stations.

      5.2 COMPANY STOCK OPTIONS. At the Effective Time, each Company Stock Option shall be deemed to have been assumed by Evergreen, without further action by Evergreen, and shall thereafter be deemed an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, that number of shares of Surviving Corporation Common Stock that would have been received in respect of such Company Stock Option if it had been exercised immediately prior to the Effective Time (such Company Stock Options assumed by Evergreen, the "Assumed Chancellor Stock Options"); provided, however, that, for each optionholder, (i) the aggregate fair market value of Surviving Corporation Common Stock subject to Assumed Chancellor Stock Options immediately after the Effective Time shall not exceed the aggregate exercise price thereof by more than the excess of the aggregate fair market value of Company Common Stock subject to Company Stock Options immediately before the Effective Time over the aggregate exercise price thereof and (ii) on a share-by-share comparison, the ratio of the exercise price of the Assumed Chancellor Stock Option to the fair market value of the Surviving Corporation Common Stock immediately after the Effective Time is no more favorable to the optionholder than the ratio of the exercise price of the Company Stock Option to the fair market value of the Company Common Stock immediately before the Effective Time; and provided, further, that no fractional shares shall be issued on the exercise of such Assumed Chancellor Stock Option and, in lieu thereof, the holder of such Assumed Chancellor Stock Option shall only be entitled to a cash payment in the amount of such fraction multiplied by the closing price per share of Surviving Corporation Common Stock on the Nasdaq National Market on the business day immediately prior to the date of such exercise.

      5.3 OTHER ACTIONS. The Company and Evergreen shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions of the Merger set forth in Article VI not being satisfied.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

               (a) Stockholder Approval. The Company Stockholder Approval and the Evergreen Stockholder Approval shall have been obtained.

               (b) FCC Order. The FCC shall have issued an order (the "FCC Order") approving the transfer of the Company FCC Licenses for the operation of the Company Licensed Facilities pursuant to the Merger without the imposition of any conditions or restrictions that would have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of the Surviving Corporation and its subsidiaries, considered as a whole (a "Surviving Corporation Material Adverse Effect"), and which FCC Order has not been reversed, stayed, enjoined, set aside or suspended and with respect to which no timely request for stay, petition for reconsideration or appeal has been filed and as to which the time period for filing of any such appeal or request for reconsideration or for any sua sponte action by the FCC with respect to the FCC Order has expired, or, in the event that such a filing or review sua sponte has occurred, as to which such filing or review shall have been disposed of favorably to the grant of the FCC Order and the time period for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed or review initiated; provided, however, that notwithstanding anything in this Agreement to the contrary, that reasonable conditions of divestiture of certain Company Licensed Facilities or Evergreen Licensed Facilities to comply with the multiple ownership requirements under the Telecom Act shall not be deemed to result in a Surviving Corporation Material Adverse Effect.

               (c) Governmental and Regulatory Consents. All required consents, approvals, permits and authorizations to the consummation of the transactions contemplated hereby by the Company, Radio Broadcasting and Evergreen shall be obtained from any Governmental Entity (other than the FCC) whose consent, approval, permission or authorization is required by reason of a change in law after the date of this Agreement, unless the failure to obtain such consent, approval, permission or authorization could not reasonably be expected to have a Surviving Corporation Material Adverse Effect, or to materially and adversely affect the validity or enforceability of this Agreement or the Merger.

               (d) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

               (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall use best reasonable efforts to have any such order or injunction vacated.

               (f)   Nasdaq Listing.  The shares of Surviving
      Corporation Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

               (g) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

      6.2 CONDITIONS TO OBLIGATIONS OF EVERGREEN. The obligation of Evergreen to effect the Merger are further subject to the following conditions:

               (a) Representations and Warranties. The representations and warranties of the Company and Radio Broadcasting contained in this Agreement shall have been true and correct on the date of this Agreement (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. The Company and Radio Broadcasting shall have delivered to Evergreen a certificate dated as of the Closing Date, signed by a senior executive officer of the Company and Radio Broadcasting, to the effect set forth in this Section 6.2(a).

               (b) Performance of Obligations of the Company and Radio Broadcasting. The Company and Radio Broadcasting shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Evergreen shall have received a certificate signed on behalf of the Company and Radio Broadcasting by a senior executive officer of the Company and Radio Broadcasting to such effect.

               (c) Tax Opinion. Evergreen shall have received an opinion of Latham & Watkins, dated the Closing Date, substantially in the form of Exhibit G, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Evergreen, the Company and Radio Broadcasting will be a party to the reorganization within the meaning of
      Section 368(b) of the Code; (iii) no gain or loss will be recognized by the Company, Radio Broadcasting or Evergreen as a result of the Merger; and (iv) no gain or loss will be recognized by any holder of Evergreen Class A Common Stock or Evergreen Class B Common Stock on the exchange of such stock for shares of Surviving

      Corporation Common Stock pursuant to the Merger. In rendering such opinion, Latham & Watkins shall receive and may rely upon representations contained in certificates of Evergreen, the Company, Radio Broadcasting, and certain stockholders of the Company and Radio Broadcasting, substantially in the form of Exhibits B through F.

      6.3 CONDITIONS TO OBLIGATION OF THE COMPANY AND RADIO BROADCASTING. The obligation of the Company and Radio Broadcasting to effect the Merger is further subject to the following conditions:

               (a) Representations and Warranties. The representations and warranties of Evergreen contained in this Agreement shall have been true and correct on the date of this Agreement (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate could not reasonably be expected to have an Evergreen Material Adverse Effect. Evergreen shall have delivered to the Company and Radio Broadcasting a certificate dated as of the Closing Date, signed by a senior executive officer of Evergreen, to the effect set forth in this Section 6.3(a).

               (b) Performance of Obligations of Evergreen. Evergreen shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Evergreen by a senior executive officer of Evergreen to such effect.

               (c) Tax Opinion. The Company shall have received an opinion of Weil, Gotshal & Manges LLP, dated as of the Closing Date and substantially in the form of Exhibit H, to the effect that the Merger will be treated as a reorganization under Section 368(a) of the Code and that no gain or loss will be recognized by the stockholders of the Company and of Radio Broadcasting on the receipt pursuant to the Merger of shares of Surviving Corporation Common Stock or Merger Preferred Stock in exchange for Shares, shares of Company Convertible Preferred Stock and/or shares of Radio Broadcasting Preferred Stock, except with respect to cash received by dissenters or in lieu of fractional shares of Surviving Corporation Common Stock. In rendering such opinion, Weil, Gotshal & Manges LLP shall receive and may rely upon representations contained in certificates of

      Evergreen, the Company, Radio Broadcasting, and certain stockholders of the Company and Radio Broadcasting, substantially in the form of Exhibits B through F.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

      7.1 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company or
Evergreen:

               (a) by mutual written consent of Evergreen and the Company;

               (b)   by either Evergreen or the Company:

                         (i) if, upon a vote at a duly held Stockholders Meeting
               or Evergreen Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of the Company or Evergreen, as the case may be, shall not have been obtained;

                        (ii) if the Merger shall not have been consummated on or
               before February 19, 1998, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                       (iii) if any Governmental Entity shall have issued an
               order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                     (iv) if the other party hereto shall have breached the
               requirements of Sections 4.2 or 4.5 hereof, unless the party seeking to invoke this clause (iv) shall at such time be in material breach of this Agreement.

      7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Evergreen as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Evergreen or the Company, other than the last sentence of

Section 4.3 and Sections 2.10, 3.10, 7.2 and 10.2. Nothing contained in this
Section 7.2 shall relieve any party from any liability resulting from any material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

      7.3 AMENDMENT. Subject to the applicable provisions of the Delaware Code, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after the Company Stockholder Approval and Evergreen Stockholder Approval has been obtained, no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of the Company's or Evergreen's stockholders hereunder without the approval of their respective stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to
Section 7.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      7.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of Evergreen or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                                  ARTICLE VIII

                             SURVIVAL OF PROVISIONS

      8.1 SURVIVAL. The representations and warranties respectively required to be made by the Company and Evergreen in this Agreement, or in any certificate, respectively, delivered by the Company or Evergreen pursuant to Section 6.2 or Section 6.3 hereof will not survive the Closing.


                                   ARTICLE IX

                                     NOTICES

      9.1 NOTICES. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

     If to Evergreen, to:

               Evergreen Media Corporation
               433 East Las Colinas Boulevard
               Suite 1130
               Irving, Texas 75039
               Attention:  Scott K. Ginsburg
               Telephone: (972) 869-9020
               Telecopy:    (972) 869-3671

     with copies to:

               Latham & Watkins
               1001 Pennsylvania Ave., N.W.
               Suite 1300
               Washington, D.C. 20004
               Attention:Eric L. Bernthal, Esq.
                         Daniel T. Lennon, Esq.
               Telephone: (202) 637-2200
               Telecopy: (202) 637-2201

     If to the Company or Radio Broadcasting, to:

               Chancellor Broadcasting Company
               12655 N. Central Expressway
               Suite 405
               Dallas, Texas 75243
               Attention:  Steven Dinetz
               Telephone:  (972) 239-6220
               Telecopy:  (972) 239-0220

      With copies to:

           Hicks, Muse, Tate & Furst Incorporated
           200 Crescent Court, Suite 1600
           Dallas, Texas 75201
           Attention:  Thomas O. Hicks
                       Lawrence D. Stuart, Jr.
           Telephone: (214) 740-7300
           Telecopy: (214) 740-7313

                           and

           Weil, Gotshal & Manges LLP
           100 Crescent Court, Suite 1300
           Dallas, Texas 75201
           Attention: Jeremy W. Dickens, Esq.
           Telephone: (214) 746-7720
           Telecopy:  (214) 746-7777

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article IX will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third business day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.


                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 ENTIRE AGREEMENT. Except for documents executed by the Company and Evergreen pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto and other documents delivered in connection herewith), the Stockholders Agreement and the Confidentiality Agreements contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

      10.2 EXPENSES. Whether or not the Merger is consummated, each of the Company and Evergreen will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses incurred in connection with (i) the filings and registrations with the Department of Justice and Federal Trade Commission pursuant to the HSR Act, (ii) the filings with the FCC under the Communications Act, and (iii) the printing, mailing and distribution of the Joint Proxy Statement and the preparation and filing of the Form S-4, shall be borne equally by Evergreen and the Company.

      10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      10.4 NO THIRD PARTY BENEFICIARY. Except as otherwise provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

      10.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      10.6 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

      10.7 HEADINGS, GENDER, ETC. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; and (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization.

      10.8 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Company or Evergreen under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

      10.9 VIACOM TRANSACTION. On February 16, 1997, EMCLA and Viacom International Inc. ("Viacom") entered into a Stock Purchase Agreement (the "Viacom Purchase Agreement") whereby EMCLA agreed to purchase all the outstanding shares of stock of certain subsidiaries of Viacom that own and operate the radio broadcast stations described in the Viacom Purchase Agreement. Concurrently with the execution and delivery of this Agreement, Evergreen, EMCLA, the Company and Radio Broadcasting have entered into an agreement (the "Joint Purchase Agreement") whereby, as between Evergreen and the Company, the Company has agreed to assume certain obligations under the Viacom Purchase Agreement and Evergreen has agreed to grant to the Company certain rights under the Viacom Purchase Agreement. Notwithstanding any provision hereof to the contrary, no provision of this Agreement shall be deemed to prohibit any transaction contemplated by the Joint Purchase Agreement or the Viacom Purchase Agreement. The transactions contemplated by the Viacom Purchase Agreement and the Joint Purchase Agreement are referred to collectively as the "Viacom Transaction."

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Company, Radio Broadcasting and Evergreen effective as of the date first written above.


                                  CHANCELLOR BROADCASTING COMPANY


                                  By:   /s/ Thomas O. Hicks
                                     ---------------------------
                                  Name:   Thomas O. Hicks
                                  Title:  Chairman


                                  CHANCELLOR RADIO BROADCASTING
                                     COMPANY


                                  By:   /s/ Thomas O. Hicks
                                     ---------------------------
                                  Name:   Thomas O. Hicks
                                  Title:  Chairman


                                  EVERGREEN MEDIA CORPORATION


                                  By:   /s/ Scott K. Ginsburg
                                     ---------------------------
                                  Name:   Scott K.Ginsburg
                                  Title:  Chairman and Chief Executive
                                          Officer